Exhibit 99.6

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                        )    Chapter 11
                              )
IRAD CORPORATION, CI ESTATE,  )
INC., f/k/a/ CARME, INC.      )    Case No. 95-918 (PJW)
INTERNATIONAL RESEARCH AND    )
DEVELOPMENT CORPORATION, and  )
MEDICAL SURGICAL SPECIALTIES, )
LTD.                          )    Jointly Administered
                              )
                    Debtors.  )


                 ORDER PURSUANT TO SECTION 363 OF THE BANKRUPTCY
                   CODE AUTHORIZING SALE OF FIBEROPTICS ASSETS


          THIS MATTER is before the Court on the Motion of Medical Surgical Specialties, Ltd., debtor and debtor-in-possession (the "Debtor"), for an order, inter alia, (a) authorizing the sale of substantially all of the Debtor's assets related to its Fiberoptics Division and (b) authorizing the assumption and assignment of certain unexpired leases and executory contracts (the "Motion"). Notice of the Motion has been given to the United States Trustee, the Debtor's twenty unsecured creditors, counsel for Michigan National Bank, all counterparties to contracts being assumed and assigned, all parties known to claim interest in the Debtor's assets and all parties who, prior to the filing of the Motion, had indicated an interest in acquiring the assets. A hearing on the Motion was convened in this Court on November 9, 1995. Based on the Motion and the record at the hearing, the Court hereby finds that the sale of the Fiberoptics Division of DLLW Investment Group (the "Buyer") in accordance with the terms of the Asset Purchase Agreement dated as of October 5, 1995 as modified by the bidding results and attached to the Motion as Exhibit A (the "Asset Purchase Agreement") represents the proper exercise of the Debtor's business judgment and is appropriate in accordance with the standards applicable thereto.

          NOW, THEREFORE, based on the foregoing and for the reasons stated on the record at the hearing, it is hereby ORDERED as follows:

          1. The Debtor is authorized to make, execute and deliver any and all documents and to take all such actions as are reasonably necessary to consummate the transactions contemplated by the Asset Purchase Agreement.

          2. The Debtor is authorized pursuant to sections 363(b) and (f) of the Bankruptcy Code and Bankruptcy Rule 6004 and 6006, to sell, transfer, grant, convey and assign, free and clear of all liens, security interests and encumbrances, all of the Purchased Assets (as defined in the Asset Purchase Agreement) to the Buyer for an aggregate cash purchase price of $375,000 subject to adjustment in accordance with Section 2.1 of the Asset Purchase Agreement and the assumption of liabilities as set forth in Section 1.3 of the Asset Purchase Agreement (collectively, the "Sale Price").

          3.  The Debtor is authorized to assume the agreements identified on
Schedule 1.1(d) of the Asset Purchase Agreement and assign such contracts to the Buyer pursuant to Section 365(a) of the Bankruptcy Code.

          4. The approval of the sale of the Fiberoptics Assets is in the best interests of the Debtor, its estate and creditors, there are good business reasons for the Debtor to consummate the sale of the Purchased Assets to the Buyer and the Buyer is hereby determined to be a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code. Any reversal or modification on appeal of this Order shall not affect the validity of the sale of assets authorized hereby unless consummation of the sale of assets is stayed pending such appeal.

          5. The Sale Price paid under the Asset Purchase Agreement is the result of a free and open sale process attended by qualified bidders and the Sale Price was not controlled by an agreement among any potential buyers as is prohibited by Section 363(n) of the Bankruptcy Code.

          6. This is a final and appealable order and the Court expressly directs entry of judgment as set forth herein.

Dated:    Wilmington, Delaware
          November 9, 1995

                                   /s/ Peter J. Walsh
                                   United States Bankruptcy Judge